Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-
SAR, a copy of the Amended and Restated Investment Management
Agreement between BlackRock Resources & Commodities Strategy
Trust and BlackRock Advisors, LLC.


[PAGE BREAK]


AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT
      THIS AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (the "Agreement"), dated as of December 8, 2014, is made and entered into by and among BlackRock Resources & Commodities Strategy Trust (the "Trust"), a Delaware statutory trust, BlackRock Cayman Resources & Commodities Strategy Fund, Ltd.
(the "Subsidiary"), a wholly-owned subsidiary of the Trust
formed in the Cayman Islands, and BlackRock Advisors, LLC (the "Advisor"), a Delaware limited liability company. The Trust and the Subsidiary are sometimes referred to herein collectively as the "Funds" or individually as a "Fund."
            WHEREAS, the Advisor has agreed to furnish investment advisory services to the Trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
            WHEREAS, the Advisor and the Trust had entered into the Investment Management Agreement, dated as of March 17, 2011 (the "Original Agreement");
            WHEREAS, the Advisor, in connection with the
reorganizations of the Trust with BlackRock Real Asset Equity Trust and BlackRock EcoSolutions Investment Trust, effective as of December 8, 2014, has agreed to reduce its Investment
Advisory Fee (as defined in the Original Agreement) with respect to the Trust to an annual rate equal to 1.00% of the sum of the average daily value of the net assets of the Trust (excluding the value of the Trust's interest in the Subsidiary) and the average daily value of the net assets of the Subsidiary (the
"New Management Fee");
            WHEREAS, the Advisor and the Trust now desire to amend and restate the Original Agreement to reflect the New Management Fee; and
      WHEREAS, this Agreement has been approved in accordance
with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth.
      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
            1.	In General.  The Advisor agrees, all as more
fully set forth herein, to act as investment advisor to the
Funds with respect to the investment of the Funds' assets and to supervise and arrange for the day-to-day operations of the Funds and the purchase of securities for and the sale of securities held in the investment portfolio of the Funds.
            2.	Duties and Obligations of the Advisor with
Respect to Investment of Assets of the Trust. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust's Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Funds' assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on
behalf of the Funds; (ii) supervise continuously the investment program of the Funds and the composition of their investment portfolios; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolios of the Funds; and
(iv) provide investment research to the Funds.
            3.	Duties and Obligations of Advisor with Respect to
the Administration of the Trust. The Advisor also agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such
services, if any, provided by the Funds' custodian, transfer agent and dividend disbursing agent and other service providers, as the case may be) for the Funds. To the extent requested by the Funds, the Advisor agrees to provide the following
administrative services:
            (a)	Oversee the determination and publication of a
Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Trustees of the Trust;
            (b)	Oversee the maintenance by the Funds' custodian,
transfer agent and dividend disbursing agent, as the case may be, of certain books and records of the Funds as required under Rule 31a-1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees of the Trust) such other books and records required by law or for the proper operation of the Funds;
            (c)	Oversee the preparation and filing of the Funds'
federal, state and local income tax returns, as applicable, and any other required tax returns;
            (d)	Review the appropriateness of and arrange for
payment of the Funds' expenses;
            (e)	Prepare for review and approval by officers of
the Funds, financial information for the Trust's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;
            (f)	Prepare for review by an officer of the Funds,
the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR,
Form N-CSR, Form N-PX, Form N-Q, and such other reports, forms and filings, as may be mutually agreed upon;
            (g)	Prepare such reports relating to the business and
affairs of the Funds as may be mutually agreed upon and not otherwise appropriately prepared by the Funds' custodian, counsel or auditors;
            (h)	Prepare such information and reports as may be
required by any stock exchange or exchanges on which the Trust's shares are listed;
            (i)	Make such reports and recommendations to the
Board of Trustees of the Trust concerning the performance of the independent accountants as the Board of Trustees of the Trust may reasonably request or deems appropriate;
            (j)	Make such reports and recommendations to the
Board of Trustees of the Trust concerning the performance and fees of the Funds' custodian, transfer agent and dividend disbursing agent, as the case may be, as the Board of Trustees of the Trust may reasonably request or deems appropriate;
            (k)	Oversee and review calculations of fees paid to
the Funds' service providers;
            (l)	Oversee the Funds' portfolios and perform
necessary calculations as required under Section 18 of the 1940
Act;
            (m)	Consult with the Funds' officers, independent
accountants, legal counsel, custodian, accounting agent,
transfer agent and dividend disbursing agent, as the case may be, in establishing the accounting policies of the Funds and monitor financial and shareholder accounting services;
            (n)	Review implementation of any share purchase
programs authorized by the Board of Trustees of the Trust;
            (o)	Determine the amounts available for distribution
as dividends and distributions to be paid by the Trust to its shareholders; prepare and arrange for the printing of dividend notices to shareholders; and provide the Trust's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Trust's dividend reinvestment plan;
            (p)	Prepare such information and reports as may be
required by any banks from which the Funds borrows funds;
            (q)	Provide such assistance to the Funds' custodian,
counsel and auditors as generally may be required to properly carry on the business and operations of the Funds;
            (r)	Assist in the preparation and filing of Forms 3,
4, and 5 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and Section 30(f) of the 1940 Act for the Trustees and officers of the Trust, such filings to be based on information provided by those persons;
            (s)	Respond to or refer to the Trust's officers or
transfer agent, any shareholder (including any potential shareholder) inquiries relating to the Trust; and
            (t)	Supervise any other aspects of the Funds'
administration as may be agreed to by the Funds and the Advisor.
      All services are to be furnished through the medium of any trustees, officers or employees of the Advisor or its affiliates as the Advisor deems appropriate in order to fulfill its obligations hereunder. The Advisor may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to the Funds, or assign all or a portion of this agreement to any of its affiliates. The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.
      The Funds will reimburse the Advisor or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 3.
            4.	Covenants.  (a)  In the performance of its duties
under this Agreement, the Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i)
the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the
Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the provisions of the Cayman Islands law and any other applicable provision of law, to the extent applicable; (v) the provisions of the Memorandum and Articles of Association of the Subsidiary, as such documents are amended from time to time; (vi) the investment objectives and policies of the Trust as set forth in its Registration Statement on Form N-2; and (vii) any policies and determinations of the Board of Trustees of the Trust; and
            (b)	In addition, the Advisor will:
      (i)	place orders either directly with the issuer or
with any broker or dealer.  Subject to the other provisions
of this paragraph, in placing orders with brokers and
dealers, the Advisor will attempt to obtain the best price
and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm's securities traders as well as the firm's
financial responsibility and administrative efficiency.
Consistent with this obligation, the Advisor may select
brokers on the basis of the research, statistical and
pricing services they provide to the Funds and other
clients of the Advisor.  Information and research received
from such brokers will be in addition to, and not in lieu
of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged
for effecting the same transaction, provided that the
Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Funds and its
other clients and that the total commissions paid by the
Funds will be reasonable in relation to the benefits to the
Funds over the long-term.  In no instance, however, will
the Trust's securities be purchased from or sold to the
Advisor, or any affiliated person thereof, except to the
extent permitted by the SEC or by applicable law;
      (ii)	maintain a policy and practice of conducting its
investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the
Advisor makes investment recommendations for the Funds, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Funds' accounts are customers of the commercial department of its affiliates; and
      (iii)	treat confidentially and as proprietary
information of the Funds all records and other information relative to the Funds, and the Trust's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.
            5.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will
undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
            6.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Advisor
hereby agrees that all records which it maintains for the Funds are the property of the Funds, and further agrees to surrender promptly to the Funds any such records upon the Funds' request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
            7.	Agency Cross Transactions.  From time to time,
the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Advisor's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor's part regarding the advisory client. The SEC has adopted a rule under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Funds authorize the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Funds may revoke their consent at any time by written notice to the Advisor.
            8.	Expenses.  During the term of this Agreement, the
Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or Directors/Trustees fees of any officers or Directors/Trustees of the Funds who are affiliated persons (as defined in the 1940 Act) of the Advisor; provided that the Board of Trustees of the Trust may approve reimbursements to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on the Funds' operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Advisor who devote substantial time to the Funds' operations or the operations of other investment companies advised by the Advisor.
            9.	Compensation of the Advisor.  (a)  The Funds
agree to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor pursuant to this Agreement, an aggregate monthly fee in arrears at an annual rate equal to 1.00% of the sum of the average daily value of the net assets of the Trust (excluding the value of the Trust's interest in the Subsidiary) and the average daily value of the net assets of the Subsidiary, which fee shall be
allocated pro rata between the Funds based on the average daily value of their respective net assets (excluding, in the case of the Trust, the value of the Trust's interest in the Subsidiary).
            For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28,
29, 30 or 31 days, as the case may be.
            (b)	For purposes of this Agreement, the net assets of
the Funds shall be calculated pursuant to the procedures adopted by resolutions of the Board of Trustees of the Trust for calculating the value of the Funds' assets or delegating such calculations to third parties.
            10.	Indemnity.  (a)  The Trust may, with the prior
consent of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as defined in Section 2(a)(19) of the
1940 Act), indemnify the Advisor, and each of the Advisor's trustees, officers, employees, agents, associates and controlling persons and the trustees, partners, members,
officers, employees and agents thereof (including any individual who serves at the Advisor's request as trustee, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the
reasonable belief that such Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no
reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust, the Subsidiary or the Trust's shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any
Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act).
            (b)	The Trust may make advance payments in connection
with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide security for such Indemnitee undertaking, (B) the Trust shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to
indemnification.
            (c)	All determinations with respect to the standards
for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.
      The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
            11.	Limitation on Liability.  (a) The Advisor will
not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.
            (b)	Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Agreement and Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or shareholders individually but bind only the estate of the
Trust.
            12.	Duration and Termination.
            (a)	This Agreement shall become effective on the date
hereof and, unless sooner terminated with respect to the Funds as provided herein,  shall continue in effect until June 30,
2015. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Funds for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.
            (b)	Notwithstanding the foregoing, this Agreement may
be terminated by the Trust at any time, without the payment of any penalty, upon giving the Advisor 60 days' notice (which
notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Trust at the time outstanding and entitled to vote, or by the Advisor on 60 days' written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment.  (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
            13.	Notices.  Any notice under this Agreement shall
be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
            14.	Amendment of this Agreement.  No provision of
this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.
            15.	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.
            16.	Use of the Name BlackRock.  The Advisor has
consented to the use by the Funds of the name or identifying word "BlackRock" in the names of the Funds. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Funds. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Funds to cease using "BlackRock" in the names of the Funds, if the Funds, ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Funds.
            17.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.
            18.	Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall
constitute an original counterpart, and all of which, together, shall constitute one Agreement.



[Signature Page Follows]



      IN WITNESS WHEREOF, the parties hereto have caused the
foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.
BLACKROCK RESOURCES & COMMODITIES STRATEGY TRUST
By:  /s/ John M. Perlowski
Name: John M. Perlowski
Title:   President and Chief Executive Officer

BLACKROCK CAYMAN RESOURCES & COMMODITIES STRATEGY
FUND, LTD.
By:  /s/ John M. Perlowski
Name: John M. Perlowski
Title:   President and Chief Executive Officer

BLACKROCK ADVISORS, LLC

By:  /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director







646996.01-BOSSR01A - MSW